Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Individual Investor Group, Inc. on Form S-8 of our report dated March 12, 1999, appearing in the Annual Report on Form 10-K of Individual Investor Group, Inc. for the year ended December 31, 1998.

DELOITTE & TOUCHE LLP
New York, New York
October 29, 1999